UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On May 4, 2015, Trevena, Inc. (“Trevena” or the “Company”) amended its existing employment agreements with each of its executive officers (the “Amendments”).  The Amendments clarify the circumstances under which incentive cash bonus relating to a prior fiscal year may be paid in connection with a termination for other than cause, death or disability or a termination in connection with or following a change of control.

The description of the Amendments contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendments attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                                        Other Events.

Appointment of Carrie L. Bourdow

Effective as of May 4, 2015, Carrie L. Bourdow joined Trevena as Senior Vice President and Chief Commercial Officer.  A copy of Ms. Bourdow’s employment agreement is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment to Executive Employment Agreement dated as of May 4, 2015 by and between Trevena, Inc. and Maxine Gowen, Ph.D.
10.2	Omnibus Amendment to Employments Agreements dated as of May 4, 2015 by and between Trevena, Inc. and each of Roberto Cuca, Michael Lark, John M. Limongelli and David Soergel.
10.3	Executive Employment Agreement, effective as of May 4, 2015, by and between Trevena, Inc. and Carrie L. Bourdow.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	TREVENA, INC.

	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to Executive Employment Agreement dated as of May 4, 2015 by and between Trevena, Inc. and Maxine Gowen, Ph.D.
10.2	Omnibus Amendment to Employments Agreements dated as of May 4, 2015 by and between Trevena, Inc. and each of Roberto Cuca, Michael Lark, John M. Limongelli and David Soergel.
10.3	Executive Employment Agreement, effective as of May 4, 2015, by and between Trevena, Inc. and Carrie L. Bourdow.

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